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                                                              EXHIBIT 5.1

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                        TESTA, HURWITZ & THIBEAULT, LLP
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                               ATTORNEYS AT LAW

                      HIGH STREET TOWER, 125 HIGH STREET
    OFFICE (617) 248-7000  BOSTON, MASSACHUSETTS 02110  FAX (617) 248-7100

                                           June 13, 1996



Matritech, Inc.
330 Nevada Street
Newton, Massachusetts 02160

     Re:  Registration Statement on Form S-3
          Relating to 2,300,000 Shares of Common Stock

Dear Sir or Madam:

     This opinion relates to an aggregate of 2,300,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Matritech, Inc. (the "Company"), which are the subject matter of a Registration Statement on Form S-3 initially filed with the Securities and Exchange Commission on June 13, 1996 (the "Registration Statement").

     The 2,300,000 shares of Common Stock covered by the Registration Statement consist of 1,800,000 shares being sold by the Company, 200,000 shares being sold by a selling stockholder of the Company (the "Selling Stockholder") and an additional 300,000 shares subject to an over-allotment option granted by the Company to the underwriters to be named in the prospectus (the "Prospectus") included in the Registration Statement.

     Based upon such investigation as we have deemed necessary, we are of the opinion that the shares of Common Stock being sold by the Selling Stockholder have been legally issued and are fully paid and nonassessable and that when the 2,100,000 shares of Common Stock to be sold by the Company pursuant to the Prospectus have been issued and paid for in accordance with the terms described in the
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Matritech, Inc
June 13, 1996
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Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."

                                           Very truly yours,


                                           /s/ Testa, Hurwitz & Thibeault, LLP
                                           TESTA, HURWITZ & THIBEAULT, LLP